UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
NYSE Chicago
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final results for each of the matters submitted to a vote at the Company’s 2022 Annual Meeting of Shareholders held on February 1, 2022 are as follows:

Proposal 1: The four Directors named in the Proxy Statement were elected by the shareholders, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Joshua B. Bolten	405,619,693	27,416,206	78,375,818
William H. Easter III	419,677,840	13,358,059	78,375,818
Surendralal (Lal) L. Karsanbhai	428,973,000	4,062,899	78,375,818
Lori M. Lee	427,838,163	5,197,736	78,375,818

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2022 was ratified by the shareholders, by the votes set forth below:

For	Against	Abstain
484,184,267	25,917,305	1,310,145

Proposal 3: The Company’s executive compensation, as described in the Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth below:

For	Against	Abstain	Broker Non-Votes
384,626,100	45,448,399	2,961,400	78,375,818

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2022	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary